UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 9, 2004

SUNBURST ACQUISITIONS IV, INC., INC.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

541 Howe Street, Suite 300 Vancouver, B.C., Canada	V6C 2C2
(Address of principal executive offices)	(Zip Code)

(604) 684-1755

(Registrant’s telephone number)

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On or about June 17, 2004,   Comiskey & Co., Denver, Colorado, notified the Company that effective as of July 9, 2004, it was resigning as the Company’s auditor for the fiscal year ending February 28, 2005, and subsequent years because of the partner rotation requirements of the Sarbanes-Oxley Act of 2002.

The reports of Comiskey & Co. on the Company's financial statements for the fiscal years ending February 29, 2004 and February 28, 2003 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty concerning the Company's ability to continue as a going concern, audit scope, or accounting principle.  During the two most recent fiscal years (ended February 29, 2004 and February 28, 2003) and during the subsequent interim period from March 1, 2004 up to the date of this report, there have been no disagreements with Comiskey & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.   There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended February 29, 2004 and February 28, 2003) and from March 1, 2004 to the date of this Report.

On July 15, 2004, the Board of Directors of the Company engaged the firm of SmytheRatcliffe, Chartered Accountants, 7th Floor, Marine Building, 355 Burrard Street, Vancouver, B.C. ,Canada V6C 2G8, as independent accountant to audit the Company’s financial statements for the period ending February 28, 2005.

During the two most recent fiscal years (ended February 29, 2004 and February 28, 2003), and from March 1, 2004 to July 15, 2004, neither the Company nor anyone on its behalf consulted with SmytheRatcliffe, Chartered Accountants,  regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

On July 15,  2004, the Company provided a draft copy of this report on Form 8-K to Comiskey & Co., requesting their comments on the information contained herein.  The responsive letter from Comiskey & Co. is filed herewith.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS

(c)

16.1 - Responsive letter of Comiskey & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS, INC.

By: /s/ Terry Fields, President and Director

Date: July 16, 2004

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